Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the use of our reports dated March 7, 2022, with respect to the consolidated financial statements and financial statement schedule II of Orion Group Holdings, Inc, and the effectiveness of internal control over financial reporting, incorporated herein by reference.

/s/ KPMG, LLP

Houston, Texas

June 2, 2022